UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2012

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52998	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 South Hwy 101, Suite 209
Solana Beach, CA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 433-2800

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective on December 14, 2012, the Board of Directors of Imprimis Pharmaceuticals, Inc. (the “Company”) appointed August S. Bassani, Pharm.D., as a new member of the Board of Directors of the Company.  In connection with his appointment as a director, the Board approved the issuance to Mr. Bassani of an option to purchase up to 38,014 shares of the Company’s common stock under the Company’s 2007 Incentive Stock and Awards Plan.  Such option has an exercise price of $2.15 per share, has a term of five years, and vests monthly over a period of one year commencing on January 1, 2013.  As additional compensation for his services as a director, the Company has agreed to pay Mr. Bassani a quarterly cash payment of $5,000.

Mr. Bassani, is Vice-President of Consulting, R&D and Formulations for Professional Compounding Centers of America (“PCCA”) and has been with PCCA since September 2002.  Prior to joining PCCA, Mr. Bassani was a formulation pharmacist in the Product Development Lab of a veterinary pharmaceutical company. He has worked in multiple pharmacy practice settings, located in Alaska, Iowa and Kansas, and has taught extemporaneous compounding principles to pharmacy students in Drake University's Pharmaceutics Laboratory course. Mr. Bassani received his Doctor of Pharmacy degree from Drake University College of Pharmacy and Health Sciences. He is a member of the 2010 – 2015 United States Pharmacopeia (USP) Council of Experts - Compounding Expert Committee, and is serving on the 2012 – 2014 Drake University College of Pharmacy and Health Sciences National Advisory Council. He is a member of the American Pharmacists Association (APhA), International Academy of Compounding Pharmacists (IACP), American Society of Health Systems Pharmacists (ASHP) and the American Association of Pharmaceutical Scientists (AAPS).

Mr. Bassani currently serves as Vice-President of Consulting, R&D and Formulations for PCCA.  On August 30, 2012, the Company entered into a License Agreement and a Stock Purchase Agreement with PCCA, pursuant to which (i) PCCA granted to the Company and its affiliates certain exclusive rights under PCCA’s proprietary formulations, other technologies and data, and the Company agreed to pay to PCCA certain royalties on net sales relating to the sale of certain future products, and (ii) the Company issued and sold to PCCA 4,163,414 shares of its common stock at a per share purchase price of $0.96075, for aggregate gross proceeds to the Company of $4,000,000. Mr. Bassani holds under 1% of the outstanding common stock of PCCA. Other than as disclosed above, Mr. Bassani does not have a direct or indirect interest in the transaction between PCCA and the Company.  There is no arrangement or understanding between the Company and PCCA or Mr. Bassani, or to the knowledge of the Company, between Mr. Bassani and any other person, pursuant to which Mr. Bassani was selected as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated:  December 18, 2012

By:  /s/ Mark L. Baum

Name: Mark L. Baum

Title: Chief Executive Officer

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